                                                                   Exhibit 2.1
                            STOCK PURCHASE AGREEMENT

                                     AMONG

                                ALLWASTE, INC.,
                           EQUUS ACQUISITION COMPANY,
                            EQUUS BORROWING COMPANY
                                      AND
                             EQUUS II INCORPORATED

                           Dated as of July 19, 1995
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                                TABLE OF CONTENTS
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         ARTICLE 1..............................................................................................  1
                  PURCHASE AND SALE.............................................................................  1
                           1.1      CERTAIN DEFINITIONS.........................................................  1
                           1.2      PURCHASE AND SALE OF NEWCO STOCK............................................  1
                           1.3      ADDITIONAL CONSIDERATION....................................................  2
                           1.4      PAYMENT OF CERTAIN OBLIGATIONS..............................................  4
                           1.5      TRADEMARK AND TRADENAME LICENSE.............................................  4
                           1.6      ASSIGNMENT OF CERTAIN RIGHTS................................................  4
                           1.7      POST-CLOSING ADJUSTMENT WITH RESPECT TO COMPANIES' WORKING CAPITAL..........  5
                           1.8      AGREEMENT WITH RESPECT TO THE COMPANIES' CAPITAL EXPENDITURES...............  5
                           1.9      INSPECTION RIGHT............................................................  5
                           1.10     CLOSING.....................................................................  5
                           1.11     CLOSING DELIVERIES..........................................................  5

         ARTICLE 2..............................................................................................  6
                  REPRESENTATIONS AND WARRANTIES
                  OF SELLER.....................................................................................  6
                           2.1      ORGANIZATION................................................................  6
                           2.2      AUTHORITY AND CONSENT.......................................................  6
                           2.3      NO VIOLATIONS OR CONFLICTS..................................................  6
                           2.4      CAPITALIZATION OF NEWCO.....................................................  6
                           2.5      CAPITALIZATION OF ARI, MIDWAY AND BIOLA.....................................  7
                           2.6      TITLE TO NEWCO SHARES.......................................................  7
                           2.7      TITLE TO OTHER STOCK........................................................  7
                           2.8      FINANCIAL INFORMATION.......................................................  7
                           2.9      LIABILITIES.................................................................  8
                           2.10     DEFAULTS....................................................................  8
                           2.11     LITIGATION..................................................................  8
                           2.12     ADDITIONAL INFORMATION......................................................  9
                           2.13     TITLE TO AND QUIET POSSESSION OF ASSETS. ................................... 10
                           2.14     CONDITION OF ASSETS......................................................... 10
                           2.15     NO ERISA PLANS, LABOR ISSUES OR AFFILIATE PAYMENTS.......................... 11
                           2.16     BROKERS..................................................................... 11
                           2.17     UNTRUE STATEMENTS........................................................... 11
                           2.18     INVESTMENT REPRESENTATIONS.................................................. 11

         ARTICLE 3.............................................................................................. 12
                  REPRESENTATIONS AND WARRANTIES OF EACH BUYER.................................................. 12
                           3.1      ORGANIZATION................................................................ 12
                           3.2      AUTHORITY................................................................... 12
                           3.3      NO VIOLATIONS OR CONFLICTS.................................................. 13
                           3.4      BROKERS..................................................................... 13
                           3.5      CAPITALIZATION OF BUYER..................................................... 13
                           3.6      FINANCIAL STATEMENTS OF BUYER; BUSINESS OF BUYER............................ 13

                                       -i-

         ARTICLE 4.............................................................................................. 14
                  OBLIGATIONS PENDING CLOSING................................................................... 14
                           4.1      INSPECTION OF THE COMPANIES................................................. 14
                           4.2      ACQUISITION PROPOSALS....................................................... 14
                           4.3      ADDITIONAL AGREEMENTS OF SELLER............................................. 14

         ARTICLE 5.............................................................................................. 15
                  CONDITIONS.................................................................................... 15
                           5.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER................................ 15
                           5.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER............................... 17
                           5.3      COMMERCIALLY REASONABLE EFFORTS............................................. 19
                           5.4      POST CLOSING MERGER......................................................... 19

         ARTICLE 6.............................................................................................. 19
                  TERMINATION AND ABANDONMENT OR WAIVER......................................................... 19
                           6.1      TERMINATION................................................................. 19
                           6.2      WAIVER...................................................................... 19
                           6.3      EXPENSE ON TERMINATION...................................................... 19

         ARTICLE 7.............................................................................................. 19
                  INDEMNIFICATION............................................................................... 19
                           7.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................. 19
                           7.2      INDEMNIFICATION OF BUYER.................................................... 20
                           7.3      INDEMNIFICATION OF SELLER................................................... 20
                           7.4      INDEMNIFICATION PROCEDURE FOR NON-TAX CLAIMS................................ 20
                           7.5      INDEMNIFICATION PROCEDURE FOR TAX CLAIMS.................................... 21
                           7.6      LIMITATIONS ON LIABILITY.................................................... 21

         ARTICLE 8.............................................................................................. 22
                  NON-COMPETITION AND RELATED AGREEMENTS........................................................ 22
                           8.1      COVENANTS NOT TO COMPETE OR INTERFERE....................................... 22
                           8.2      AGREEMENTS WITH RESPECT TO EMPLOYEES........................................ 23
                           8.3      ADDITIONAL CONSIDERATION.................................................... 23
                           8.4      NECESSITY AND REASONABLENESS................................................ 23
                           8.5      AGREEMENT OF EQUUS.......................................................... 23
                           8.6      ENFORCEMENT................................................................. 24

         ARTICLE 9.............................................................................................. 24
                  TAX MATTERS................................................................................... 24
                           9.1      TAX DEFINITIONS............................................................. 24
                           9.2      TAX REPRESENTATIONS AND SECTION 338(H)(10).................................. 25
                           9.3      TAX COVENANTS.  ............................................................ 27
                           9.4      OTHER TAX MATTERS........................................................... 27
                           9.5      COOPERATION ON TAX MATTERS.................................................. 28
                           9.6      FUTURE TAX RETURNS.......................................................... 28

                                      -ii-

         ARTICLE 10............................................................................................. 29
                  MISCELLANEOUS................................................................................. 29
                           10.1     PRESERVATION OF BOOKS AND RECORDS........................................... 29
                           10.2     INSURANCE................................................................... 29
                           10.3     CERTAIN DEFINITIONS......................................................... 29
                           10.4     FURTHER ASSURANCES.......................................................... 33
                           10.5     PUBLIC ANNOUNCEMENTS........................................................ 33
                           10.6     EXPENSES.................................................................... 33
                           10.7     NOTICES AND WAIVERS......................................................... 33
                           10.8     CERTAIN REFERENCES.......................................................... 33
                           10.9     SUCCESSORS AND ASSIGNS...................................................... 33
                           10.10    APPLICABLE LAW.............................................................. 33
                           10.11    DISPUTE RESOLUTION; SEVERABILITY; JUDICIAL MODIFICATION..................... 34
                           10.12    AMENDMENT AND ENTIRETY...................................................... 34
                           10.13    GUARANTEE BY EQUUS.......................................................... 34
                           10.14    RIGHTS OF PARTIES........................................................... 34
                           10.15    TIME OF ESSENCE............................................................. 34
                           10.16    COUNTERPARTS................................................................ 34

                                      -iii-

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT is entered into on this 19th day of July, 1995, among Allwaste, Inc. a Delaware corporation ("SELLER"), Equus Acquisition Company, a Delaware corporation ("EQUUS ACQUISITION"), Equus Borrowing Company, a Delaware corporation ("EQUUS BORROWING"), and Equus II Incorporated, a Delaware corporation ("EQUUS").

                              W I T N E S S E T H:

         WHEREAS, Seller will be the owner of 100% of the issued and outstanding capital stock of ARI Glass Newco, Inc., a Delaware corporation ("NEWCO"), to be formed by Seller to acquire the shares of Allwaste Recycling, Inc., a Delaware corporation ("ARI"), in connection with the binding commitment under this Agreement to sell the shares of Newco to Equus Acquisition and Equus Borrowing (collectively referred to as "BUYER").

         WHEREAS, Newco will be the owner of 100% of the issued and outstanding capital stock of ARI, and ARI is the owner of 100% of the issued and outstanding capital stock of Mid-way Cullet, Inc., a Michigan corporation ("MID-WAY"), and Biola Recycling, Inc., a California corporation ("BIOLA");

         WHEREAS, ARI, Mid-way and Biola (together with Newco, collectively hereinafter referred to as the "COMPANIES" and individually hereinafter referred to as a "COMPANY") are engaged in the business of recycling and processing plate and container glass (the "BUSINESS"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding capital stock of Newco on the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the premises, and the mutual and dependent promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                PURCHASE AND SALE

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, each parenthetically capitalized term in the introduction, recitals and other Sections of this Agreement has the meaning assigned to it, and other capitalized terms have the meaning given them in SECTIONS 1.3(E), 9.1 AND 10.3.

         1.2 PURCHASE AND SALE OF NEWCO STOCK. Subject to the terms and conditions of this Agreement, at the Closing, Seller agrees to sell and convey to Buyer, free and clear of all Encumbrances, and Buyer agrees to purchase and accept from Seller, all of the Newco Shares, as hereinafter provided. Seller shall sell and Equus Acquisition shall purchase 390 Newco Shares. Seller shall sell and Equus Borrowing shall purchase 610 Newco Shares. The shares to be purchased by Equus Acquisition and Equus Borrowing together will constitute 100% of the issued and outstanding Newco Shares. In consideration of the sale of the Newco Shares, Buyer shall pay to Seller an aggregate of $52,610,000 (the "BASE CONSIDERATION"), and Equus Acquisition shall issue the Warrant to Seller. The Base Consideration shall be payable as follows: (i) $38,000,000 shall be paid at the Closing in immediately available funds, (ii) $8,000,000 shall be paid at the Closing by the issuance by Equus Acquisition to Seller of shares of the Series A Preferred Stock having a liquidation preference equal to such amount, and (iii) $6,610,000 shall be paid at the Closing by the issuance by Equus Acquisition to Seller of Equus Acquisition's 12% Subordinated Note in such amount.

         1.3 ADDITIONAL CONSIDERATION.

                  (a) GENERALLY. Seller shall receive Additional Consideration (as provided in subparagraph (b) below) for the sale of the Newco Shares in the event the Equus Group (as hereinafter defined) achieves certain levels of IRR (as hereinafter defined) on the Equus Group Investment (as hereinafter defined) in the Companies. The Additional Consideration shall be payable by the Equus Group to Seller in the manner described in this section within ten days following a Valuation Event (as hereinafter defined).

                  (b) AMOUNT OF ADDITIONAL CONSIDERATION. If, upon any Valuation Event, the Equus Group's IRR on the Equus Group Investment:

                           (i) exceeds 40% but is less than 50%, then Seller
                  shall receive 42% of the Proceeds (as hereinafter defined) causing such IRR to be in excess of 40% but less than 50%; and

                           (ii) exceeds 50%, then in addition to the Proceeds to
                  which Seller is entitled under paragraph (b)(i) above, Seller shall receive 49% of the Proceeds causing the Equus Group's IRR to be greater than 50%.

                  (c) CALCULATION OF IRR AND PAYMENT OF ADDITIONAL
         CONSIDERATION.

                           (i) Upon a Valuation Event resulting from a
                  Divestiture (as hereinafter defined) for cash, the Equus Group's IRR shall be calculated as if it sold all of its shares of common stock of Equus Acquisition, par value $.001, per share (the "Equus Acquisition Shares"), at the per share price received by the Equus Group, if such sale was of less than all of its Equus Acquisition Shares (if such sale by the Equus Group was of all of its Equus Acquisition Shares, then the Equus Group's IRR shall be calculated based on the total consideration received by the Equus Group), plus in the event the Series B Preferred Stock is not redeemed, the present value of all the issued and outstanding Series B Preferred Stock as determined by a Valuation Firm (as hereinafter defined); in such event the Equus Group shall pay to Seller the amount to which it is entitled under paragraph 1.3(b) above.

                           If a portion of the consideration received by the
                  Equus Group from a Divestiture is in a form other than cash (i.e., equity securities, warrants, notes, other convertible or debt securities, including such securities issued as a result of a merger, consolidation or sale of substantially all of the assets of the Companies), then the present value of such non-cash consideration shall be determined by a Valuation Firm (as hereinafter defined) for the purpose of calculating the Equus Group's IRR and the amount of the Additional Consideration, if any, payable to Seller; in the event Additional Consideration is payable as a result of any such Divestiture, then the Equus Group shall pay to Seller, at the Equus Group's option, either (a) cash in the amount of the Additional Consideration and/or (b) transfer or cause to be issued to Seller an amount of the non-cash consideration with a value equal to the Additional Consideration (less any cash paid pursuant to this item, but in no event shall the portion of the non-cash consideration exceed the proportionate amount of the non-cash consideration received by the Equus Group as a result of the Divestiture.

                           (ii) Upon a Valuation Event resulting from an IPO (as
                  hereinafter defined), the Equus Group's IRR shall be calculated based on the value of all Equus Acquisition Shares owned by the Equus Group at the price to the public in the IPO; in such event, the Equus Group shall pay to Seller at the Equus Group's option, either (a) cash in the amount of the Additional Consideration and/or (b) transfer to Seller that number of Equus Acquisition Shares with a value (at the price to the public in the IPO) equal to the Additional Consideration.

                           (iii) Upon a Valuation Event resulting from any
                  transaction or other event not described in paragraphs (c)(i) or (ii) above, then the Equus Group shall pay to Seller the amounts of consideration (whether in cash or non-cash consideration) consistent with the foregoing provisions of paragraphs (c)(i) and (ii) above, such that Seller shall receive, in accordance with this Section 1.3, the amounts which it is entitled pursuant to Section 1.3(b), and Seller shall continue to receive such amounts until a Valuation Event constituting either item (a) or (b) under the definition thereof has occurred, in which event Seller shall receive the Additional Consideration to which it is entitled upon either of such events.

                           (iv) By way of example and not in limitation of the
                  foregoing, attached hereto as SCHEDULE 1.3 (C) is a calculation of the amount of the Additional Consideration payable by the Equus Group to Seller in the event of a Divestiture for cash, the first example of which provides for an Equus Group IRR of 48%, and the second of which provides for an Equus Group IRR of 58.2%.

                  (d) TERMINATION. Upon satisfaction by the Equus Group of its obligations hereunder upon a Valuation Event, this section shall terminate and none of the parties hereto shall have any further obligations under this section (other than the Equus Group's continuing obligations if the Valuation Event occurs as the result of dividends or distributions to the Equus Group).

                  (e) CERTAIN DEFINED TERMS. As used in this section, the following terms have the meanings set forth below:

                           "IRR" means the discount rate at which the pre-tax
                  present value of the future cash or other consideration received from an investment equals the cost of the investment.

                           "EQUUS GROUP" means collectively Equus, its
                  Affiliates, ARTI Partners I Limited and ARTI Partners II
                  L.L.C.

                           "EQUUS GROUP INVESTMENT" means the cash investment
                  made by the Equus Group in the Equus Acquisition Shares, which is the amount of $8,500,000.

                           "PROCEEDS" means the cash or other non-cash
                  consideration received by the Equus Group in connection with any Valuation Event or prior thereto.

                           "VALUATION EVENT" means (a) any sale or transfer or
                  series of sales or transfers by the Equus Group of Equus Acquisition Shares exceeding 50% of such shares owned by the Equus Group upon the Closing within one year thereafter or exceeding 20% of such shares for all periods beginning after the expiration of such one year period, or any sale of substantially all of the assets of the Companies which results in a distribution of any material part of the consideration received by the Companies in such transaction (a "Divestiture"), (b) any initial public offering (an "IPO") of Equus Acquisition Shares under the rules and regulations of the Securities and Exchange Commission, or (c) any dividend or distribution or series of dividends or distributions resulting in the Equus Group achieving an IRR on the Equus Group Investment which would require payment of consideration under paragraphs 1.3(b) and (c).

                           "VALUATION FIRM" means any of Merrill Lynch, Coopers
                  & Lybrand, L.L.P. or Smith Barney, Inc. ("Smith Barney") which is mutually chosen by Seller and the Equus Group upon or in anticipation of a Valuation Event for purposes of any valuation required under this section; if any such firm cannot be mutually agreed upon in a timely manner so that it may perform the services necessary under this section, then such firm shall be selected from the firms listed above based on a random drawing conducted in the presence of representatives of both Seller and the Equus Group.

         1.4 PAYMENT OF CERTAIN OBLIGATIONS. On the Closing Date, Seller shall pay and discharge all indebtedness for borrowed money of the Companies, except as described on SCHEDULE 1.4 (the total payment obligations for which at the Closing Date, excluding any interest factor, shall not exceed $700,000), and the amount so paid and discharged shall be deemed to be contributed by Seller to the capital of ARI, and Seller shall cause the Companies to be released and discharged from liability for all obligations of Seller and its Affiliates (other than the Companies), if any, guaranteed by them.

         1.5 TRADEMARK AND TRADENAME LICENSE. Seller (on its own behalf and on behalf of its Affiliates) hereby grants to Buyer and its Affiliates (including the Companies) the nonexclusive, nontransferable right to use "Allwaste" together with all additional signs, symbols or other indicia used in connection with "Allwaste" and the name "Allwaste Recycling, Inc." (referred to below as the "Marks and Name") in connection with ARI's current business during the six-month period commencing on the Closing Date. Prior to the expiration of such six-month period, ARI shall change its name to delete the word/mark "Allwaste" therefrom, and not later than the expiration of such six-month period, ARI shall cease using the Marks and Name on facilities, equipment, marketing documents, marketing and promotional items, workers attire and any other usage which may lead others to believe Buyer is associated with Seller and its Affiliates. Nothing in this license shall be construed to grant Buyer and its Affiliates (including the Companies) any right, title or interest in and to the Marks and Name other than the right to use the Marks and Name in accordance with this license. Buyer acknowledges that "Allwaste" together with all additional signs, symbols or other indicia used in connection with "Allwaste" represents valid marks and tradenames owned solely and exclusively by Seller, its Affiliates and licensees who are the only entities who have the right to use such marks and tradenames. If Seller deems that the quality of services performed by Buyer in connection with the Marks and Name falls below standards set by Seller, then Seller shall notify Buyer in writing of such failure and Buyer shall have 60 days to cure such failure unless curing such failure requires longer than 60 days in which case Buyer shall have such longer period as is necessary to cure such failure so long as it is diligently attempting to cure the failure. Seller shall have the right to revoke this license if Buyer fails to cure any such failure within the time period described above. Buyer shall permit reasonable inspection of its operations upon request by Seller with respect to the subject matter hereof.

         1.6 ASSIGNMENT OF CERTAIN RIGHTS. At the Closing, Seller shall assign to Buyer, to the extent assignable, all rights (and if not assignable, Seller agrees to enforce such rights for the benefit of Buyer at Buyer's cost), if any, of indemnity, warranty or otherwise obtained on or before the Closing Date in connection with the acquisition by the Seller, directly or indirectly, of the stock or assets of (a) any of the Companies or (b) any other Person engaged in the business of recycling and processing glass which is acquired by Seller or any of its Affiliates between the date hereof and the Closing Date. At the Closing Date, the Companies shall assign to Allwaste all interests they have in the lawsuit styled: ALLWASTE, INC. ET AL V. ROGER D. HECHT, GEORGE T. HENEBURY, ET AL (the "Hecht Lawsuit") as well as the Hinson Accounts Receivable. Buyer shall cause the Companies to assist Seller in its prosecution and defense of the Hecht Lawsuit as well as in the collection of the aforesaid accounts receivable. Seller will reimburse the Companies for any out-of-pocket expenses incurred by it in so assisting Seller.

         1.7 POST-CLOSING ADJUSTMENT WITH RESPECT TO COMPANIES' WORKING CAPITAL. Within 45 days after the Closing Date, Buyer shall provide to Seller a schedule setting forth the Companies' Working Capital (as hereinafter defined) as of the Closing Date. In the event the Companies Working Capital is greater than $9,000,000, then Buyer shall cause the Companies to reimburse Seller in cash the amount which equals the Companies' Working Capital at the Closing Date less $9,000,000. If the Companies' Working Capital at the Closing Date is less than $8,200,000, then Seller agrees to pay to the Companies an amount in cash equal to $8,200,000 minus the Companies' Working Capital at the Closing Date. Seller shall have 45 days after receipt of the schedule setting forth the Companies' Working Capital calculation to object to the same; if no such objection is made, such working capital calculation by Buyer shall be deemed accepted by Seller, and the required payment shall be made within ten days thereafter. If Seller objects to the Companies' Working Capital calculation, then the parties agree to mutually cooperate in reaching agreement with respect thereto. If no such agreement can be reached within 120 days after the Closing Date, then the parties agree that either party may submit the dispute to the "Valuation Firm" as defined and chosen in accordance with SECTION 1.3(E), whose determination shall be made not later than 180 days after the Closing Date and whose determination shall be binding on all the parties hereto. For the purposes hereof, the "Companies' Working Capital" is defined to mean (a) the total current assets (any asset designated as a current asset in the 1995 Statement shall continue to be current) of the Companies minus (b) trade payables and payroll - related accrued liabilities (excluding income tax items, liabilities for capital expenditures and insurance liabilities).

         1.8 AGREEMENT WITH RESPECT TO THE COMPANIES' CAPITAL EXPENDITURES. The parties hereto acknowledge that the cash payments for capital expenditures by the Companies in the normal and ordinary course from June 1, 1995 to the Closing Date are anticipated to be $1,783,000. If such cash payments for expenditures exceed $1,783,000, then Buyer shall cause the Companies to reimburse Seller for the amount of the cash payments for expenditures exceeding such amount within 60 days after the Closing Date.

         1.9 INSPECTION RIGHT. Seller shall have the right to review the books and records of the Company located at the then current administrative headquarters of the Companies, upon reasonable notice and at reasonable times during normal business hours to the extent reasonably practicable for Seller to confirm the calculations and determinations made by the Companies pursuant to SECTIONS 1.7 and 1.8.

         1.10 CLOSING. Consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana Street, Suite 3500, Houston, Texas 77002, at 9:00 a.m. on August 31, 1995, or at such other time and place as all parties hereto may mutually agree in writing. The date upon which the Closing occurs is referred to herein as the "CLOSING DATE."

         1.11 CLOSING DELIVERIES. At the Closing, (a) Seller shall deliver to Buyer duly and validly issued certificate(s) representing all the Newco Shares, each such certificate to be duly endorsed in blank and in good form for transfer, or accompanied by stock powers duly executed in blank, sufficient and in good form to properly transfer such shares to Buyer as set forth in SECTION 1.2, (b) Buyer shall deliver the Base Consideration to Seller, (c) Equus Acquisition shall deliver to Seller the Warrant, as provided in SECTION 1.2, and
(d) Seller and Buyer shall deliver to one another all other documents, instruments and agreements required under this Agreement.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         Seller represents and warrants to Buyer that the following representations and warranties are true and correct as of the date hereof, except with respect to representations and warranties which are made with reference to another specific date and except as otherwise described in the attached DISCLOSURE SCHEDULE.

         2.1 ORGANIZATION. Newco, ARI, Mid-way and Biola are corporations duly organized, validly existing, and in good standing under the laws of the states of Delaware, Delaware, Michigan and California, respectively. Each of the Companies has all necessary corporate power and authority to own, operate, and lease its properties and to carry on its business as now owned or leased and operated by it. Each of the Companies is qualified to do business under the laws of any jurisdiction in which such qualification is required. Except for shares of the capital stock of ARI to be owned by Newco and the shares of capital stock of Mid-way and Biola owned by ARI, none of the Companies owns, directly or indirectly, any interest or investment (whether debt or equity) in any other Person. True, correct and complete copies of the charter documents, and the bylaws of each of the Companies, as amended to date, are attached hereto as
SCHEDULE 2.1. The foregoing representations and warranties shall be true and correct with respect to Newco as of the Closing Date, and are not made as of the date hereof.

         2.2 AUTHORITY AND CONSENT. Seller has the requisite power and authority to enter into, and perform its obligations under this Agreement, and no approval or consent of any Person is necessary in connection therewith. This Agreement, together with all other agreements, documents and instruments executed in connection herewith by Seller constitute valid and legally-binding obligations of Seller, and are enforceable against Seller in accordance with their terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

         2.3 NO VIOLATIONS OR CONFLICTS. Neither the execution and delivery of this Agreement by Seller nor the performance by Seller of its obligations hereunder will to an extent which causes a Material Adverse Effect: (a) violate or conflict with any provision of the charter documents, or bylaws, as amended to date, of Seller or any of the Companies; (b) violate or conflict with any provision of any Laws applicable to Seller or any of the Companies, or their respective businesses or assets; (c) result in a breach of, or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under or otherwise give any Person the right to terminate or accelerate payment under or performance of any note, bond, loan agreement, contract, lease, license, franchise, permit, or other agreement or instrument to which Seller or any of the Companies is a party or to which any of their respective assets are subject; or (d) result in, or require the creation or imposition of any Encumbrance of any nature upon or with respect to any of the assets of Seller or any of the Companies.

         2.4 CAPITALIZATION OF NEWCO. As of the Closing Date (a) the authorized capital stock of Newco will consist of 1,000 shares of common stock, $.01 par value per share, all of which will be issued and outstanding, and none of which will be held as treasury shares; (b) all the Newco Shares will be validly issued, fully paid and non-assessable and will be owned beneficially and of record by Seller; (c) no shares of Newco Stock will have been issued in violation of Newco's charter documents or bylaws, or the preemptive rights of any Person; and (d) except as provided in or pursuant to this Agreement, there will not be outstanding subscriptions, options, rights, warrants, calls, preemptive rights, convertible securities, or other agreements or commitments of any kind obligating Seller or Newco to sell, convey, issue, exchange, transfer from treasury, or otherwise dispose of, any additional shares of any class of Newco's capital stock, or any other equity or debt security of Newco.

         2.5 CAPITALIZATION OF ARI, MIDWAY AND BIOLA. (a) The authorized capital stock of ARI consists of 100,000 shares of common stock, $.01 par value per share, all of which are issued and outstanding, and none of which are held as treasury shares. All the ARI Shares are validly issued, fully paid and non-assessable and are owned beneficially and of record by Seller, and at the Closing Date will be owned beneficially and of record by Newco. No shares of ARI Stock have been issued in violation of ARI's charter documents or bylaws, or the preemptive rights of any Person. Except as otherwise set forth herein, there are no outstanding subscriptions, options, rights, warrants, calls, preemptive rights, convertible securities, or other agreements or commitments of any kind obligating Seller, Newco or ARI to sell, convey, issue, exchange, transfer from treasury, or otherwise dispose of, any additional shares of any class of ARI's capital stock, or any other equity or debt security of ARI.

         (b) The authorized capital stock of Mid-way consists of 50,000 shares of common stock, $1.00 par value per share, 1,000 of which are issued and outstanding, and none of which are held as treasury shares. All the Mid-way Shares are validly issued, fully paid and nonassessable and are owned beneficially and of record by ARI. No shares of Mid-way's capital stock were issued in violation of Mid-way's charter documents or bylaws, or the preemptive rights of any Person. There are no outstanding subscriptions, options, rights, warrants, calls, preemptive rights, convertible securities, or other agreements or commitments of any kind obligating Newco, ARI or Mid-way to sell, convey, issue, exchange, transfer from treasury, or otherwise dispose of, any additional shares of any class of Mid-way's capital stock, or any other equity or debt security of Mid-way.

         (c) The authorized capital stock of Biola consists of 100,000 shares of common stock, no par value, all of which are issued and outstanding, and none of which are held as treasury shares. All the Biola Shares are validly issued, fully paid and nonassessable and are owned beneficially and of record by ARI. No shares of Biola's capital stock were issued in violation of Biola's charter documents or bylaws, or the preemptive rights of any Person. There are no outstanding subscriptions, options, rights, warrants, calls, preemptive rights, convertible securities, or other agreements or commitments of any kind obligating Newco, ARI or Biola to sell, convey, issue, exchange, transfer from treasury, or otherwise dispose of, any additional shares of any class of Biola's capital stock, or any other equity or debt security of Biola.

         2.6 TITLE TO NEWCO SHARES. At the Closing Date (a) Seller shall hold good and valid title to all of the Newco Shares, free and clear of all Encumbrances; (b) Seller will possess full authority and legal right to sell, transfer and assign to Buyer the Newco Shares, free and clear of all Encumbrances; (c) upon transfer to Buyer by Seller of the Newco Shares, Buyer will own the Newco Shares free and clear of all Encumbrances other than those created by, through or under Buyer; and (d) there are no Claims pending or, to Seller's knowledge, threatened against Newco or Seller that concern or affect title to any of Newco's capital stock, or that seek to compel the issuance of capital stock or other securities of Newco.

         2.7 TITLE TO OTHER STOCK. At the Closing Date, Newco shall hold good and valid title to all of the ARI Shares, free and clear of all Encumbrances. ARI holds good and valid title to all of the Mid-way Shares and the Biola Shares, free and clear of all Encumbrances. There are no Claims pending or, to Seller's knowledge, threatened against Mid-way, Biola, ARI, Newco or Seller that concern or affect title to any of ARI's, Mid-Way's or Biola's capital stock, except in connection with the financing of the transactions envisioned by this Agreement or that seek to compel the issuance of capital stock or other securities of ARI, Mid-way or Biola.

         2.8 FINANCIAL INFORMATION.

                  (a) Attached hereto as SCHEDULE 2.8 is a true and correct copy of the audited, consolidated balance sheets and related statements of income and changes in stockholders equity for ARI, as of and for each of the periods ended August 31, 1993 and 1994 (the "ANNUAL STATEMENTS") and the unaudited balance sheet and related statement of income as of and for the 6-month period ended February 28, 1995 (the "1995 STATEMENT", and together with the Annual Statements collectively referred to as the

         "FINANCIAL INFORMATION"). Except as otherwise disclosed in the Disclosure Schedule, the Financial Information (a) fairly presents the financial position of the Companies as of and for the periods indicated and (b) has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods. Since February 28, 1995, the Companies have not changed any significant accounting method or practice, or experienced any material adverse effect on the financial condition of the Companies.

                  (b) The Companies' accounts receivable as reflected in the 1995 Statement are valid and existing, represent invoices due for goods sold and delivered or services rendered, are fully collectible within two years of the Closing Date, and are not subject to any refunds or other adjustments, and no defenses, rights of setoff, assignments, Encumbrances, or conditions enforceable by third parties, except to the extent reserved against in the 1995 Statement, or with respect to accounts receivable acquired after February 28, 1995, except to the extent reserved against in the ordinary course of business consistent with past practice.

                  (c) The Companies' inventories reflected in the 1995 Statement, or which thereafter have been acquired by any of the Companies, consist of items of a quality and quantity usable and salable in the normal course of their business, except to the extent reserved against in the 1995 Statement, or with respect to inventories acquired after February 28, 1995, except to the extent reserved against in the ordinary course of business consistent with past practice.

                  (d) Newco has never had any operations of any type, and as of the Closing Date Newco's sole asset shall consist of the ownership of the ARI Shares.

         2.9 LIABILITIES. The Companies have no liabilities or obligations, whether absolute, accrued, contingent or otherwise which would result in a Material Adverse Effect, except (a) as reflected or reserved against in the 1995 Statement, (b) obligations to perform services or deliver goods in the ordinary course of business that are not delinquent, (c) obligations or liabilities incurred in accordance with the terms of this Agreement after the date of the 1995 Statement and prior to the Closing Date and (d) as disclosed in the Disclosure Schedule.

         2.10 DEFAULTS. None of the Companies is in default under, or in breach or violation of, and no event has occurred which, with notice or lapse of time or action by a third party, could reasonably be expected to result in a default under, breach or violation of, or conflict with: (a) such Company's charter documents, or bylaws, as amended to date; (b) any lease, license, permit (other than as required by Environmental Laws), Encumbrance, or other agreement or instrument to which such Company is a party, or to which any of its assets is subject; or (c) any Laws applicable to such Company or its business or assets, including, without limitation, Business Laws (other than Environmental Laws) and Laws respecting labor, employment and employment practices which default, breach, violation or conflict would have a Material Adverse Effect. Each of the Companies has all permits (other than as required by Environmental Laws), certificates, licenses, approvals and other authorizations required in connection with the operation of its business except for those the failure to hold would not result in a Material Adverse Effect.

         2.11 LITIGATION. There is no lawsuit, action, arbitration, mediation, administrative proceeding, investigation by a Governmental Authority, or other legal proceeding pending or, to the knowledge of any of the Companies or Seller, threatened against Seller (with respect to the ownership or operation of the Companies) or any of the Companies or affecting their respective assets or financial condition which would have a Material Adverse Effect. Neither Seller (with respect to the ownership or operation of the Companies) nor any of the Companies is subject to any court order, writ, injunction, court decree, settlement agreement, or judgment that contain or order any ongoing obligations (whether prohibitory or mandatory in nature) on the part of any of them, the failure to comply with which would have a Material Adverse Effect.

         2.12 ADDITIONAL INFORMATION. SECTION 2.12 of the DISCLOSURE SCHEDULE sets forth a true, complete and correct list and/or summary of the following items:

                  (a) REAL PROPERTY. A legal description of all real property owned in fee or leased (certain of which leased properties are identified by street address) by each of the Companies or for which it has an option to purchase, which schedule identifies which of the Companies owns each item of real property and includes, with respect to each property whether such property is owned or leased and, a description of each Encumbrance to which such property is subject (excluding Permitted Encumbrances);

                  (b) VEHICLES, EQUIPMENT AND MACHINERY. All vehicles, tractors, trailers, material equipment and machinery owned by each Company, indicating which of the Companies owns each such items and whether such item is owned or leased;

                  (c) INTELLECTUAL PROPERTY. All patents, trademarks, service marks, copyrights and other material intellectual property rights, and applications therefor or registrations thereof, wherever issued or pending; and all trade names used by any of the Companies, and with respect to each of the foregoing, whether is same owned, licensed or used by the Companies;

                  (d) LICENSES AND PERMITS. All material governmental licenses, governmental permits, and similar rights held by the Companies and relating to the Companies' business;

                  (e) MATERIAL CONTRACTS. All material contracts to which any of the Companies is a party, by which it is bound or to which its assets or properties are subject, and any other single contract pursuant to which any party thereto is obligated to make payments after the date of this Agreement aggregating more than $100,000, whether or not any of the foregoing were made in the ordinary course of business (collectively "MATERIAL CONTRACTS");

                  (f) EMPLOYEE AGREEMENTS. Any collective bargaining agreements of any of the Companies with any labor union or other representative of employees, including amendments, supplements, and all employment and consulting agreements of any of the Companies, specifically identifying any arrangement which cannot be terminated on notice of 30 or fewer days without liability to any of the Companies or that entitles the beneficiary thereof to receive any salary continuation or severance payment or retain any position with any of the Companies;

                  (g) RECEIVABLES. All accounts, notes and contracts receivables of any of the Companies in a 30, 60, 90 and over 90 day aged receivables format as of February 28, 1995;

                  (h) PAYABLES. All accounts and notes payable by any of the Companies in a 30, 60, 90 and over 90 day aged payables format as of February 28, 1995;

                  (i) INDEBTEDNESS. All indebtedness for borrowed money owed by any of the Companies or to which any of their assets are subject, and specifying all assets collateralizing such indebtedness;

                  (j) GUARANTIES. All indebtedness, liabilities and commitments of others and as to which any of the Companies is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party;

                 (k) INSURANCE. All insurance policies or bonds carried by any of the Companies or for its benefit or the benefit of its employees, including, without limitation, property, casualty, liability, workers compensation and auto policies;

                  (l) PERSONNEL. The name, current salary, current bonus arrangements, last bonus date and amount, and any other compensation arrangements with the Companies (excluding employee insurance and benefit plans described pursuant to SECTION 2.12(K) above) of each director and officer, and each employee of each of the Companies whose base annual compensation exceeds $50,000;

                  (m) EMPLOYEE PLANS. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of any of the Companies, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any Governmental Authority; and

                  (n) BANK ACCOUNTS. The name, address and contact person of each bank or other financial institution in which any of the Companies has an account or safe deposit box, the account number, account name and type of account, the names of all persons authorized to draw thereon or have access thereto.

         2.13 TITLE TO AND QUIET POSSESSION OF ASSETS. Each Company has good and valid title to all of its respective assets and interests in assets, whether real, personal, mixed, tangible or intangible, that are disclosed herein, are reflected in the 1995 Statement, or that are acquired since February 28, 1995, except for inventory items sold or consumed in the ordinary course of business after February 28, 1995. All such assets are free and clear of all Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, the Companies have the exclusive right, title and interest in and to any trademarks, service marks, trade names, and copyrights currently used, and the continued use of any logo, trade name, license, or other intangible by the Companies does not and will not violate or infringe upon the rights of any third party.

         2.14 CONDITION OF ASSETS.

                  (a) The Companies' buildings, premises, fixtures, vehicles, and material equipment and machinery are in a condition satisfactory to continue to operate the Companies' business in the manner conducted prior to the date hereof. There is no change in the zoning or building ordinances directly affecting the real property or leasehold interests of any of the Companies, pending or, to the knowledge of any of the Companies or Seller, threatened.

                   (b) All material contracts, leases, plans or other arrangements to which any of the Companies is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of the respective Company which is a party thereto. None of the Companies, and to the knowledge of Seller, no other party to any such material contract, lease, plan or other arrangement is in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder, which default could reasonably be expected to have a Material Adverse Effect. No contract has been entered into on terms which could reasonably be expected to have a Material Adverse Effect on any of the Companies. Seller has received no information which would cause Seller to conclude that any customer of any of the Companies will (or is likely to) cease doing business with such Company as a result of the consummation of the transactions contemplated hereby.

                  (c) All accounting records, tax records, operating and legal records, and all other records pertaining to the Companies and their business, properties and affairs, are located at the locations specified in the Disclosure Schedule.

         2.15 NO ERISA PLANS, LABOR ISSUES OR AFFILIATE PAYMENTS. The Companies do not currently sponsor, maintain or contribute to, and have not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any of the provisions of the Employee Retirement Income Security Act of 1974 in which any of its employees are or were participants (whether or not on an active or frozen basis). None of the Companies have engaged in any unfair labor practices which could reasonably be expected to result in a Material Adverse Effect. No Company has any dispute with any of its existing or former employees. There are no labor disputes or to the knowledge of any Company or Seller, any disputes threatened by current or former employees of any of the Companies. Since February 28, 1995, none of the Companies has granted or agreed to grant any bonus to any current employee, any general increase in the rates of salaries or compensation of its employees or any specific increase to any current employee, except in accordance with regularly scheduled periodic bonuses and increases identified in SECTION 2.12 of the DISCLOSURE SCHEDULE, in respect to SECTION 2.12(L), and has not provided for any new pension, retirement or other employee benefits to any of its current employees or any increases in any existing benefits.

         2.16 BROKERS. Neither Seller nor any of the Companies nor any of their respective Affiliates have employed any broker, agent, investment banker or finder, or incurred any liability for any brokerage fees, agent's fees, commissions, investment banking fee or finder's fees in connection with the transactions contemplated by this Agreement except for Smith Barney. The fees of Smith Barney are to be paid by Seller, and Seller shall indemnify Buyer and the Companies against, and shall hold them harmless from, any obligation to Smith Barney with respect to such fees.

         2.17 UNTRUE STATEMENTS. This Agreement, the agreements and instruments to be entered into in connection herewith and the Disclosure Schedule furnished by Seller do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

         2.18 INVESTMENT REPRESENTATIONS. Seller acknowledges, represents and agrees that:

                  (a) the Series A Preferred Stock, the 12% Subordinated Note and the Warrant have not been registered under the Securities Act of 1933, as amended (the "1933 ACT"), or registered or qualified under any applicable state securities laws;

                  (b) the Series A Preferred Stock, the 12% Subordinated Note and the Warrant are being issued to Seller in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon Seller's bona fide investment intent with respect to the Series A Preferred Stock, the 12% Subordinated Note and the Warrant, as set forth below;

                  (c) Seller's acquisition of the Series A Preferred Stock, the 12% Subordinated Note and the Warrant is solely for its own account for investment, and Seller is not acquiring the Series A Preferred Stock, the 12% Subordinated Note or the Warrant for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

                  (d) Subject to the terms of the Series A Preferred Stock, the 12% Subordinated Note and the Warrant, Seller shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Series A Preferred Stock, the 12% Subordinated Note or the Warrant except in accordance with the registration requirements of the 1933 Act and applicable state securities laws or upon delivery to

         Buyer of an opinion of legal counsel reasonably satisfactory to Buyer that an exemption from registration is available;

                  (e) Seller is an accredited investor (as defined in Section 2(15) of the 1933 Act, and in Rule 215 and Regulation D promulgated thereunder), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Series A Preferred Stock, the 12% Subordinated Note and the Warrant, and to make an informed investment decision;

                  (f) Seller has had the opportunity to ask questions of, and receive answers from, Buyer's officers and directors concerning Seller's acquisition of the Series A Preferred Stock, the 12% Subordinated Note and the Warrant, and to obtain such other information concerning Buyer and the Series A Preferred Stock, the 12% Subordinated Note and the Warrant, to the extent they possessed the same or could acquire it without unreasonable effort or expense, as Seller deemed necessary in connection with making an informed investment decision;

                  (g) since the Series A Preferred Stock, the 12% Subordinated Note and the Warrant have not been registered under the 1933 Act or applicable state securities laws, Seller must bear the economic risk of holding the Series A Preferred Stock, the 12% Subordinated Note and the Warrant for an indefinite period of time, and is capable of bearing such risk; and

                  (h) in addition to any other legends required by law or the other agreements entered into in connection herewith, each certificate evidencing Series A Preferred Stock, the 12% Subordinated Note and the Warrant will bear a conspicuous restrictive legend substantially as follows:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         The foregoing representation and agreement is qualified by Seller's disclosure contained in SCHEDULE 2.18 hereto.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF EACH BUYER

         Each Buyer hereby represents and warrants to Seller that as of the date hereof and the Closing Date:

         3.1 ORGANIZATION. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all the necessary powers to own its business as now owned and operated by it.

         3.2 AUTHORITY. Each Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement, and no approval or consent of any Person is necessary in connection therewith. This Agreement, together with all other agreements, documents, certificates and instruments executed by each Buyer in connection herewith, constitute valid and legally-binding obligations of each Buyer, and are enforceable against such Buyer in accordance with their terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors' rights generally and subject to general principles of equity.

         3.3 NO VIOLATIONS OR CONFLICTS. Neither the execution and delivery of this Agreement by Buyer nor the performance by Buyer of its obligations hereunder will: (a) violate or conflict with any provision of the charter documents, or bylaws, as amended to date, of Buyer; (b) violate or conflict with any provision of any Laws applicable to Buyer, or its businesses or assets; (c) result in a breach of, or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under or otherwise give any Person the right to terminate or accelerate payment under or performance of any note, bond, loan agreement, contract, lease, license, franchise, permit, or other agreement or instrument to which Buyer is a party or to which any of its assets are subject; or (d) result in, or require the creation or imposition of any Encumbrance of any nature upon or with respect to any of the assets of Buyer.

         3.4 BROKERS. Neither Buyer nor any of their respective Affiliates have employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

         3.5 CAPITALIZATION OF BUYER. (a) The total number of shares of all classes of stock which Equus Acquisition has authority to issue is 22,500,000, of which 10,000,000 are shares of common stock, par value $.001 per share, and 12,500,000 are shares of preferred stock, par value $.001 per share, of which 8,000,000 are designated Series A Preferred Stock and 4,500,000 are designated Series B Preferred Stock. On the Closing Date, the only Equus Acquisition shares issued will be as set forth on SCHEDULE 3.5. No shares of Equus Acquisition capital stock have been issued in violation of Equus Acquisition's charter documents or bylaws, or the preemptive rights of any person. Other than as contemplated hereby or as set out on SCHEDULE 3.5, there are no outstanding subscriptions, options, rights, warrants, calls, preemptive rights, convertible securities, or other agreements or commitments of any kind obligating Equus Acquisition to sell, convey, issue, exchange, transfer from treasury, or otherwise dispose of, any additional shares of any class of Equus Acquisition's capital stock, or other equity or debt security of Equus Acquisition.

         (b) The authorized capital stock of Equus Borrowing consists of 1,000 shares of common stock, $.001 par value per share, 1,000 of which are issued and outstanding and owned by Equus Acquisition. No shares of Equus Borrowing capital stock have been issued in violation of Equus Borrowing's charter documents or bylaws, or the preemptive rights of any Person. Other than as contemplated hereby, there are no outstanding subscriptions, options, rights, warrants, calls, preemptive rights, convertible securities, or other agreements or commitments of any kind obligating Equus Borrowing to sell, convey, issue, exchange, transfer from treasury, or otherwise dispose of, any additional shares of any class of Equus Borrowing's capital stock, or other equity or debt security of Equus Borrowing.

         3.6 FINANCIAL STATEMENTS OF BUYER; BUSINESS OF BUYER. Attached as
SCHEDULE 3.6 are balance sheets for each of Equus Acquisition and Equus Borrowing which fairly present the financial condition of each corporation as of the date hereof. Buyer has conducted no business except as contemplated by this Agreement.

                                    ARTICLE 4

                           OBLIGATIONS PENDING CLOSING

         From the date hereof through the Closing or earlier termination of this Agreement pursuant to ARTICLE 6:

         4.1 INSPECTION OF THE COMPANIES. Buyer and its respective officers, attorneys, accountants and authorized representatives shall have the right, during normal business hours, to inspect the Companies' properties, books and records, and to consult with the Companies' officers, directors, employees, suppliers, customers, lenders, agents and attorneys concerning the ownership and operation of the Companies. Such inspections may reasonably include, for example, environmental and other physical inspections of the Companies' properties; review of the Companies' books, records of account and tax records; and a review of records of corporate proceedings, contracts, trademarks, licenses, permits, and other business activities and matters in which Buyer may have an interest in light of the transactions contemplated by this Agreement. Buyer agrees to maintain all information it learns from such inspections and consultations in confidence and will not disclose such information except to its officers, directors, employees, bankers, investors, attorneys, accountants and other authorized representatives unless such information is or becomes public knowledge through no fault of Buyer and prior to Closing will not use such information except in connection with this Agreement.

         4.2 ACQUISITION PROPOSALS. Seller shall not, and shall not permit the Companies, any of the Seller's Affiliates or any of their respective officers, directors or representatives to directly or indirectly (i) solicit, initiate or encourage any inquiries or Acquisition Proposals from any Person or (ii) participate in any discussions or negotiations regarding, furnish to any person other than Buyer or its representatives any information with respect to, or otherwise assist, facilitate or encourage any Acquisition Proposal by any other Person. "ACQUISITION PROPOSAL" means any proposal for a merger, consolidation or other business combination involving any of the Companies or the Business or for the acquisition or purchase of any equity interest in, or a material portion of the assets of, any of the Companies or the Business. Seller shall promptly communicate to Buyer the terms of any such written Acquisition Proposals which it may receive or any written inquiries made to it or to any of the Companies or to or any of their respective directors, officers, representatives or agents.

         4.3 ADDITIONAL AGREEMENTS OF SELLER. Seller agrees that from the date hereof until the Closing Date, Seller will cause each of the Companies to:

                  (a) MAINTENANCE OF PRESENT BUSINESS. Except as contemplated by this Agreement or set forth on the DISCLOSURE SCHEDULE, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationship with customers, suppliers, jobbers, distributors and others having business dealings with it;

                  (b) MAINTENANCE OF PROPERTIES. At its expense, maintain all of its material properties and assets in customary repair, order and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

                  (c) MAINTENANCE OF BOOKS AND RECORDS. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with its customary accounting principles applied on a consistent basis;

                  (d) COMPLIANCE WITH LAW. Comply with all Laws applicable to, and having a material effect on, it and the conduct of its business;

                  (e) PROHIBITION OF CERTAIN CONTRACTS. Except as set forth on the DISCLOSURE SCHEDULE, not enter into any contracts which involve the payment of more than $100,000 each unless Buyer shall consent thereto;

                  (f) PROHIBITION OF LOANS. Not incur any obligations for borrowed money, except for inter-company loans in the usual and ordinary course of business unless Buyer shall consent thereto;

                  (g) PROHIBITION OF CERTAIN COMMITMENTS. Except as set forth on the DISCLOSURE SCHEDULE (which shall include a list of the Companies' planned capital expenditures), not enter into a commitment for expenditures or incur any liability exceeding $100,000 each unless Buyer shall consent thereto;

                  (h) DISPOSAL OF ASSETS. Except as set forth in the DISCLOSURE SCHEDULE, not sell, dispose of, or encumber any property or assets having a value in excess of $25,000 each or $100,000 in the aggregate, except in the usual and ordinary course of business unless Buyer shall consent thereto;

                  (i) MAINTENANCE OF INSURANCE. Maintain insurance upon all its material properties and with respect to the conduct of its business of such kinds and in such amounts as is not less than that presently carried by it, which is adequate for the business operated by the Companies, which insurance may be added to from time to time in its discretion;

                  (j) NO AMENDMENT TO CHARTER DOCUMENTS AND RELATED MATTERS. Not amend its charter documents, or merge or consolidate with or into any Person, change in any manner the rights of its capital stock or the character of its business except as envisioned by this Agreement;

                  (k) NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES. Not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

                  (l) PROHIBITION ON DIVIDENDS. Not declare any dividend which is payable after Closing on shares of its capital stock or make any other non-cash distribution of assets to the holders thereof; and

                  (m) EMPLOYMENT MATTERS. Except as set forth on the DISCLOSURE SCHEDULE, not (i) increase its aggregate compensation expense for officers, directors, employees and consultants from the level of such expense on the date hereof, or (ii) hire or employ any additional management personnel, without the consent of the Buyer, which consent will not be unreasonably withheld or delayed.

                                    ARTICLE 5

                                   CONDITIONS

         5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Buyer in the manner contemplated by SECTION 6.2 at or before the
Closing:

                  (a) BRING-DOWN SCHEDULE. Seller shall have delivered to Buyer a "BRING-DOWN SCHEDULE" describing any additions, deletions, omissions or other changes to the Disclosure Schedule or other schedules delivered by Seller pursuant to this Agreement which would have been required if such schedules had been prepared as of, and delivered to Buyer immediately before the Closing;

                  (b) REPRESENTATIONS AND WARRANTIES OF SELLER TRUE ON CLOSING DATE. The representations and warranties of Seller herein contained shall be true as of and at the Closing Date in all material respects with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; no event or events shall have occurred since the date hereof which, individually or in the aggregate, will have a material adverse effect upon the financial condition or results of operations of any of the Companies; Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Seller before the Closing Date; and Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by an authorized officer of Buyer, to all such effects;

                  (c) CERTIFICATES OF PUBLIC OFFICIALS. Seller shall have delivered to Buyer certificates of existence and good standing of a recent date with respect to each of the Companies in each jurisdiction where such Company owns property or conducts operations;

                  (d) NO LITIGATION. No suit, action, or other proceeding brought by any Person shall be pending or threatened in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which could reasonably be expected to result in a material adverse effect on the financial condition or results of operations of any of the Companies;

                  (e) OPINION OF COUNSEL OF SELLER. Buyer shall have received a favorable opinion, dated as of the Closing Date, from William Fiedler, Vice President and General Counsel of Seller or from Andrews & Kurth, L.L.P., counsel for the Seller, in form and substance reasonably acceptable to Buyer;

                  (f) TENDER OF STOCK. Seller shall have delivered to Buyer all certificates or other documents or instruments representing all of the Newco Shares, duly endorsed for transfer or accompanied by duly executed stock powers, free and clear of any Encumbrance;

                  (g) RESIGNATIONS. All directors and officers of each of the Companies shall have tendered their written resignations as such effective upon the Closing;

                  (h) FINANCING. Buyer shall have executed credit agreements satisfactory in form and substance, and from lenders satisfactory in all respects, to Buyer for an aggregate of $33,000,000 in senior and subordinated term debt and an aggregate of $10,000,000 in a revolving credit facility and such lenders shall be ready, willing and able to fund such credit agreements on the Closing Date;

                  (i) REAL PROPERTY. Buyer shall have obtained surveys, and owner's and mortgagee's policies of title insurance as to such of the Companies' real property which is a condition to the funding of the financing referred to in SECTION 5.1(H), which surveys and title policies shall be in form and substance reasonably satisfactory to Buyer and its lenders;

                  (j) REGISTRATION RIGHTS AGREEMENT. Buyer, Seller, Equus, ARTI Partners I Limited and ARTI Partners II L.L.C. shall have entered into the Registration Rights Agreement;

                  (k) VOTING AGREEMENT. Buyer, Seller, Equus, ARTI Partners I Limited and ARTI Partners II L.L.C. shall have entered into the Voting Agreement;

                  (l) EMPLOYMENT AGREEMENTS. Buyer shall have entered into the Employment Agreements with I. T. Corley and Steven Bowles;

                  (m) SUBLEASE. Seller and Newco shall have entered into the Sublease;

                  (n) STOCKHOLDERS' AGREEMENT. Buyer, Seller, Equus, ARTI Partners I Limited and ARTI Partners II L.L.C. shall have entered into the Stockholders' Agreement;

                  (o) RELEASES. Each of the Companies shall have been released, to the satisfaction of Buyer, from liability, if any, for any and all obligations for borrowed money or the performance of any obligation of Seller or any of its Affiliates (other than the Companies) except with respect to the obligations set forth in SCHEDULE 1.4, SECTION 10.2 hereof or incurred in connection with the financing of the transactions envisioned herein;

                  (p) ASSIGNMENTS. The Seller shall have executed an assignment or assignments of the rights to be assigned to Buyer pursuant to
         SECTION 1.6;

                  (q) ENVIRONMENTAL AGREEMENT. Buyer and Seller shall have entered into the Environmental Agreement;

                  (r) CONSENTS AND APPROVALS. Seller shall have provided any consents or approvals from third parties (including Governmental Authorities) which are required in order to consummate the transactions contemplated hereby;

                  (s) MAXIMUM CAPITAL EXPENDITURES. The Companies' capital expenditures (accrued or otherwise) from June 1, 1995 to the Closing Date shall not have exceeded $1,783,000, and Seller shall have provided to Buyer a certificate setting forth the actual amount of the Companies' capital expenditures during such time period;

                  (t) AGREEMENT OF ARTI PARTNERS I LIMITED AND ARTI PARTNERS II L.L.C. Buyer shall have obtained the agreement of ARTI Partners I Limited and ARTI Partners II L.L.C. with respect to the obligations of the Equus Group contained in SECTION 1.3 hereto, such agreement to be in form and substance satisfactory to Equus;

                  (u) RIGHT OF FIRST REFUSAL AGREEMENT. Equus and Seller shall have executed and delivered a Right of First Refusal Agreement with respect to the 12% Subordinated Note in form and substance reasonably satisfactory to such parties; and

                  (v) OTHER. All other items required to be delivered hereunder or as may be reasonably requested by Buyer to facilitate the Closing, in form and substance reasonably satisfactory to Buyer.

         5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Seller in the manner contemplated by SECTION 6.2 at or before the
Closing:

                  (a) REPRESENTATIONS AND WARRANTIES OF BUYER TRUE ON CLOSING DATE. The representations and warranties of Buyer herein contained shall be true as of and at the Closing Date in all material respects with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; no material adverse change shall have occurred to the financial condition of Buyer; Buyer shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or before the Closing Date; and Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, to such effects;

                  (b) OPINION OF BUYER'S COUNSEL. Seller shall have received a favorable opinion, dated the Closing Date, from Porter & Hedges, L.L.P., counsel to Buyer, in form and substance reasonably acceptable to Seller;

                  (c) TENDER OF CONSIDERATION. On the Closing Date, Buyer shall have tendered to the Seller the cash consideration, the certificate representing the Series A Preferred, the 12% Subordinated Note and the Warrant as provided in SECTION 1.2 AND 8.3;

                  (d) REGISTRATION RIGHTS AGREEMENT. Buyer, Seller, Equus, ARTI Partners I Limited and ARTI Partners II L.L.C. shall have entered into the Registration Rights Agreement;

                  (e) VOTING AGREEMENT. Buyer, Seller, Equus, ARTI Partners I Limited and ARTI Partners I L.L.C. shall have entered into the Voting Agreement;

                  (f) STOCKHOLDERS' AGREEMENT. Buyer, Seller, Equus, ARTI Partners I Limited and ARTI Partners II L.L.C. shall have entered into the Stockholders' Agreement;

                  (g) CONSENTS. Any approvals required under any Laws in order to legally consummate the transactions contemplated by this Agreement shall have been obtained, including the consent of Governmental Authorities and of Texas Commerce Bank, N.A. required under Seller's existing credit facility;

                  (h) NO LITIGATION. No suit, action, or other proceeding brought by any Person shall be pending or threatened in which it will be, or is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which could reasonably be expected to have a material adverse effect on the financial condition of Buyer;

                  (i) CERTAIN FINANCING. Buyer shall have executed credit agreements reasonably satisfactory in form and substance to Seller with respect to Buyer's senior and subordinated debt in an aggregate amount of not less than $33,000,000 and a revolving credit facility in an amount not less than $10,000,000, and the lenders providing such credit agreements shall be ready, willing and able to fund such credit agreements on the Closing Date;

                  (j) TITLE POLICIES. The title policies to be obtained by Buyer with respect to the Company's real property owned in fee and certain leasehold properties shall be in a form and substance reasonably satisfactory to Seller;

                  (k) SUBLEASE. Seller and Newco shall have entered into the Sublease;

                  (l) BOARD APPROVAL. The board of directors of Seller shall have approved the Agreement and the transactions to be contemplated in connection herewith;

                  (m) ENVIRONMENTAL AGREEMENT. Buyer and Seller shall have entered into the Environmental Agreement;

                  (n) FORMATION DOCUMENTS. The Certificate of Incorporation and Bylaws of Equus Acquisition as of the Closing Date shall be in a form and substance reasonably satisfactory to Seller; and

                  (o) RIGHT OF FIRST REFUSAL AGREEMENT. Equus and Seller shall have executed and delivered a Right of First Refusal Agreement with respect to the 12% Subordinated Note in form and substance reasonably satisfactory to such parties; and

                  (p) OTHER. All other items required to be delivered hereunder or as may be reasonably requested by Seller to facilitate the Closing, in form and substance reasonably satisfactory to Seller.

         5.3 COMMERCIALLY REASONABLE EFFORTS. Each of Buyer and Seller shall use commercially reasonable efforts to cause the occurrence of the events contained in SECTION 5.1 and SECTION 5.2, respectively, to be satisfied at or before the Closing, to the extent that the occurrence of such events is within the control of any such party.

         5.4 POST CLOSING MERGER. Buyer agrees and Seller consents to and acknowledges, that Equus Borrowing shall be merged with and into ARI, effective as of 11:59 p.m., Central Time, on the Closing Date, with ARI being the surviving corporation.

                                    ARTICLE 6

                      TERMINATION AND ABANDONMENT OR WAIVER

         6.1 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time before the Closing Date:

                  (a) BY MUTUAL CONSENT. By mutual consent of Buyer and Seller.

                  (b) BY BUYER OR SELLER. By either Buyer or Seller if the terminating party is not in material breach of any of its obligations hereunder and if the Closing has not occurred on or before August 31, 1995.

         6.2 WAIVER. Subject to the requirements of any applicable Law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any provision of this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other provision.

         6.3 EXPENSE ON TERMINATION. If the transactions contemplated hereby are abandoned pursuant to and in accordance with the provisions of SECTION 6.1 hereof, all expenses will be paid by the party incurring them.

                                    ARTICLE 7

                                 INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein or any instrument or document delivered or to be delivered pursuant to or in connection with this Agreement, shall survive the execution and delivery of this Agreement and the Closing notwithstanding any investigation or due diligence theretofore made by or on behalf of any party hereto; provided, however, that all representations and warranties of Seller and Buyer shall terminate on the two year anniversary of the Closing Date except (a) as to matters set forth in the first sentence of SECTION 2.14(A) (Condition of Assets) which shall survive until the expiration of 180 days after the Closing Date, (b) as to the representations and warranties contained in SECTIONS 2.6 AND 2.7 (Title to Stock) which shall continue and survive indefinitely, and (c) as to the representations and warranties contained in ARTICLE 9 relating to Taxes which shall continue and survive for the full period of the applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) with respect to any Tax claims arising under ARTICLE 9. All claims for breach of representation or warranty and for indemnification by Seller or Buyer with respect to a breach of a representation or warranty must be made in writing prior to the expiration of the applicable survival period, and Seller and Buyer will have no liability for any such claims unless made in writing prior to the expiration of the applicable survival period. All covenants and agreements contained herein shall survive the Closing without limitation, except as otherwise provided herein.

         7.2 INDEMNIFICATION OF BUYER. In addition to any other remedies available to Buyer under this Agreement, at law or in equity, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates (including the Companies) against and in respect of any and all Claims that such indemnified persons shall incur or suffer, which arise, result from or relate to (a) any breach of, or failure by Seller to perform, any of their representations, warranties, covenants or agreements in or under this Agreement or (b) any Claims arising out of or related to the Hecht Lawsuit. Notwithstanding the preceding sentence, Seller shall have no obligation to indemnify Buyer for any Claim relating to Taxes under ARTICLE 9 ("Tax Claims") until such time as the aggregate amount of such Tax Claims exceed $250,000, in which event Seller shall be liable for all Tax Claims up to and exceeding $250,000. Seller hereby waives any right of contribution or indemnity which it otherwise might have against any of the Companies or any of their respective officers, directors or representatives with respect to any matter indemnified against pursuant to this Agreement.

         7.3 INDEMNIFICATION OF SELLER. In addition to any other remedies available to Seller under this Agreement, at law or in equity, Buyer shall indemnify, defend and hold harmless Seller against and in respect of any and all Claims that Seller shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in or under this Agreement.

         7.4 INDEMNIFICATION PROCEDURE FOR NON-TAX CLAIMS. Except with respect to the Indemnification Procedure set forth in SECTION 7.5 for Tax Claims, promptly upon the discovery of facts giving rise to a claim for indemnity under this ARTICLE 7 or the receipt of notice of any Claim, judicial or otherwise, with respect to any matter as to which indemnification may be claimed under this
ARTICLE 7, the indemnified party shall give written notice thereof to the indemnifying party together with such information respecting such matter as the indemnified party shall then have; PROVIDED, HOWEVER, that except as provided in the penultimate sentence of SECTION 7.1, the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations, to the extent the indemnifying party is not materially prejudiced thereby. If indemnification is sought with respect to a third-party (I.E., one who is not a party to this Agreement) Claim asserted or brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After such notice from the indemnifying party to such indemnified party of its election to so assume the defense of such a third-party Claim, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable and necessary costs of investigation, unless the indemnifying party has failed to assume and diligently prosecute the defense of such third-party Claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a third-party Claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such Claim or with respect to Claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party or if counsel fails to diligently defend, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

         7.5 INDEMNIFICATION PROCEDURE FOR TAX CLAIMS.

                  (a) Buyer agrees to give prompt notice to the Seller, and the Seller agrees to give prompt notice to Buyer, of the assertion of any Tax Claim (administrative, judicial or otherwise) with respect to any matter as to which indemnification may be claimed under this ARTICLE 7 (specifying with reasonable particularity the basis therefor) (an "Indemnified Tax Controversy"). The Buyer will give Seller such information with respect thereto as Seller may reasonably request. The Seller shall have the first right and obligation to assume the defense of any Indemnified Tax Controversy.

                  (b) If the Seller assumes such defense, Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Seller. In the event that Buyer has already commenced any contest, the Seller may, at its own expense, upon notice to Buyer, assume the defense of any such suit, action or proceeding (including any Tax audit); PROVIDED that (A) the Seller shall thereafter consult with the Buyer upon the Buyer's reasonable request for such consultation from time to time with respect to such suit, action or proceeding (including any Tax audit) and (B) Seller shall not, without the Buyer's consent, agree to any settlement with respect to any Tax if such settlement could adversely affect any Tax liability of the Buyer's Group or the Companies. The Seller shall be liable for the fees and expenses of counsel employed by Buyer for any period during which the Seller has not assumed the defense thereof. Whether or not the Seller chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. If the Seller elects not to assume the defense of any Indemnified Tax Controversy, Buyer may pay, compromise or contest the Tax at issue, as in its sole and unfettered discretion it sees fit.

                  (c) If at any point in the course of an Indemnified Tax Controversy the Seller determines an amount for which the Tax Claim may be settled in full with the relevant Taxing Authority, the Seller may elect to fix and satisfy its liability to the Buyer with respect to such Tax Claim by notifying the Buyer of the terms of the proposed settlement and the Seller desires to fix and satisfy its indemnification obligation to the Buyer. The Buyer, within 15 days of the receipt of such notice, may accept or reject the proposed settlement. If the Buyer accepts the proposed settlement, then the Buyer shall pay the amount due to the Taxing Authority under the settlement, except to the extent the Seller would be obligated under this ARTICLE 7 to indemnify the Buyer for the Tax Claim, in which case the Seller shall pay to the Buyer or the Taxing Authority, at Buyer's direction, an amount equal to the amount of the indemnity. If the Buyer rejects the settlement, the Buyer shall assume the cost and defense of the Tax Claim, and the Seller shall be deemed to have admitted and agreed to an indemnified Tax Claim equal to the amount of the settlement proposed by the Seller and the Buyer shall thereafter bear all risks, burdens and benefits with respect to such Indemnified Tax Claim.

         7.6 LIMITATIONS ON LIABILITY.

                  (a) Except with respect to Tax Claims, neither Buyer nor Seller shall have any obligation with respect to indemnification or a claim for breach of representation or warranty except to the extent that the aggregate cumulative total of all such claims incurred by such party which is entitled to indemnification exceeds $1,000,000.

                  (b) Seller's obligations with respect to indemnification or a claim for breach of representation or warranty shall be limited to the amount of $42,500,000.

                  (c) In no event shall indemnification under this ARTICLE 7 be construed to include indemnification for any assertion by any Taxing Authority (as defined by SECTION 9.1(K)) that the actions taken by the parties do not give rise to a stepped-up amortizable or depreciable tax basis in the underlying assets of ARI.

                  (d) Seller shall have no liability for breach of any representation or warranty contained herein or for indemnification with respect thereto to the extent such breach or indemnification relates to Environmental Laws, Hazardous Substances or Solid Wastes; PROVIDED, HOWEVER, that this provision shall in no way affect the obligations of Seller under the Environmental Agreement.

                                    ARTICLE 8

                     NON-COMPETITION AND RELATED AGREEMENTS

         As used in this ARTICLE 8, any reference to "Buyer" shall mean and include its Affiliates (other than Seller and its subsidiaries).

         8.1 COVENANTS NOT TO COMPETE OR INTERFERE. (i) In consideration of the payment to be made to Seller as provided in SECTION 8.3 and the other agreements of Buyer contained herein, for a period of three years after the Closing Date, neither the Seller nor any of its Affiliates (other than the Buyer and the Companies) shall:

                  (a) directly or indirectly, engage or invest in, finance, own, manage, operate, control or participate in the ownership, management, operation or control of, any Competing Business (as defined below);

                  (b) directly or indirectly, either as principal, agent, independent contractor, consultant, advisor (whether paid or unpaid), stockholder, partner or in any other representative capacity whatsoever, either for its own benefit or for the benefit of any other Person, solicit, divert or take away from the Companies or Buyer any Persons who, at any time prior to the Closing Date, were customers or clients of the Companies with respect to any Competing Business;

                  (c) for itself or on behalf of any other Person use or disclose to any Person any of the following relating in any way to the Companies or Buyer to the extent it relates to businesses of the type described in the definition of Competing Business: trade secrets; proprietary information; "know-how;" marketing, distribution and advertising plans and techniques; the existence or terms of contracts or potential contracts with, or other information identifying or relating to past, existing or prospective customers, distributors or vendors; cost data, pricing policies, and financial and accounting information; or matters pertaining to pending or threatened litigation; PROVIDED, HOWEVER, that (after reasonable measures have been taken to maintain confidentiality and after giving reason able notice to Buyer specifying the information involved and the manner and extent of the proposed disclosure thereof) any disclosure of such information may be made to the extent required by applicable Laws or judicial or regulatory process.

"COMPETING BUSINESS" means any Person (other than Buyer) engaged, in whole or in part, in the business of recycling or processing glass, paper, aluminum, plastic, toner cartridges, or other post retail-consumer materials, or off-specification, surplus or by-product materials from the manufacture of products intended for retail consumer use, but excluding all recycling and reclamation activities associated with (i) industrial, chemical, government, manufacturing or refinery wastes, filters, sludges or spent products; (ii) the recovery of products or by-products, including oil, gas or chemicals; (iii) waste minimization activities conducted for industrial, chemical, government, manufacturing or refinery clients or customers; (iv) wastewater treatment activities; (v) disposal activities or (vi) decasing operations.

         8.2 AGREEMENTS WITH RESPECT TO EMPLOYEES. Neither Equus nor Seller, directly or indirectly, shall for a period of three years after the Closing Date either (i) hire, attempt to hire, or solicit with respect to hiring, any employee of Buyer or the Companies as of the Closing Date or (ii) induce or otherwise counsel, advise or encourage any such employee to leave such employment of the other party; provided, however, (a) with respect to any such employee, the parties may mutually agree that such restrictions do not apply and
(b) in the event an employee is terminated from his employment with Buyer or the Companies for any reason (or such employee voluntarily terminates such employment), upon the expiration of six months from the date of such termination, Equus, Seller and their Affiliates shall have the unrestricted right to employ or engage such employee.

         8.3 ADDITIONAL CONSIDERATION. In addition to the consideration to be paid pursuant to SECTION 1.2, as additional consideration for the agreements contained in ARTICLE 8, Buyer agrees to pay to Seller $4,500,000 at the Closing in immediately available funds.

         8.4 NECESSITY AND REASONABLENESS. Seller hereby specifically acknowledges, agrees and represents to Buyer as a material inducement for Buyer to enter into this Agreement:

                  (a) the covenants and agreements of Seller in this ARTICLE 8 are necessary and essential to the protection of the business which will be conducted by the Companies and Buyer after the Closing Date, and to enable Buyer to realize and derive all of the benefits, rights and expectations associated with this Agreement;

                  (b) Buyer will suffer great loss and irreparable harm if Seller directly or indirectly enters into a Competing Business;

                  (c) the restrictions contained in this ARTICLE 8 are in all respects reasonable and necessary to protect the business goodwill, trade secrets, prospects and other business interests of Buyer in respect of the Companies;

                  (d) the enforcement of this Agreement in general, and of this
         ARTICLE 8 in particular, will not work an undue or unfair hardship on Seller or otherwise be oppressive to it;

                  (e) the enforcement of this Agreement in general, and of this
         ARTICLE 8 in particular, will neither deprive the public of needed goods or services nor otherwise be injurious to the public; and

                  (f) good, independent and valuable consideration exists for the agreement of Seller to be bound by the covenants and agreements contained in this ARTICLE 8.

         8.5 AGREEMENT OF EQUUS. In consideration of the agreements of Seller contained herein, Equus agrees that for a period of three years after the Closing Date, except with respect to (a) business activities of entities in which Equus, prior to the Closing Date, has an investment which does not constitute a majority or controlling interest and (b) its ownership in and operation of Buyer and the Companies, it will not directly or indirectly, engage or invest in, finance, own, manage, operate, control or participate in the ownership, management, operation or control of, any Competing Business. Equus hereby specifically acknowledges, agrees and represents to Seller that (a) the covenants and agreements of Equus contained in this section are necessary and essential to the protection of the business which will be conducted by the Companies, and to enable Seller to realize and derive all of the benefits, rights and expectations associated with this Agreement; (b) Seller will suffer great loss and irreparable harm if Equus directly or indirectly enters into any Competing Business in violation of this section; (c) the restrictions contained in this section are in all respects reasonable and necessary to protect the business, goodwill, trade secrets, prospects and other business interests of Seller in respect of the Companies; (d) the enforcement of this section will not work an undue or unfair hardship on Equus or otherwise be oppressive to it; (e) the enforcement of this section will not deprive the public of needed goods or services nor otherwise be injurious to the public; and
(f) good, independent valuable consideration exists for the agreement of Equus to be bound by the covenants and agreements contained in this section.

         8.6 ENFORCEMENT. Seller and Equus, respectively, agree that the other party shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief and specific performance to enforce the terms of this ARTICLE 8 without the necessity of proving inadequacy of legal remedies or irreparable harm, or posting bond. This SECTION 8.6 does not, and shall not be construed to constitute a waiver of the parties' rights and obligations under SECTION 10.11 with respect to arbitration of disputes other than those relating to the enforcement of the confidentiality, non-competition and non-interference covenants of this ARTICLE 8.

                                    ARTICLE 9

                                   TAX MATTERS

         9.1 TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

                  (a) "CODE" means the United States Internal Revenue Code of 1986, as amended.

                  (b) "GROUP" means any affiliated, consolidated, combined or unitary group of persons, for Tax purposes, of which one or more of the Companies is, was or will be a member and with which one or more of the Companies files any Return.

                  (c) "POST-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending after the close of business on the Closing Date.

                  (d) "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

                  (e) "PURCHASER" means Newco, a corporation to be formed by Seller to acquire the shares of ARI in connection with the binding commitment under this Agreement to sell the shares of Newco to Buyer for the consideration specified in SECTION 1.2.

                  (f) "RETURN" means any Tax return, statement, report and form (including estimated tax or information returns and reports) required to be filed with any Taxing Authority.

                  (g) "SELLER" for purposes of this Article 9 includes any of Seller's Affiliates to the extent any such Affiliate is asserted or claimed by any Taxing Authority to be liable for any Tax subject to indemnification under SECTION 7.5 hereof.

                  (h) "TAX" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or change of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, (b) liability of one or more of the Companies for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary Group, or being a party to any agreement or arrangement whereby liability of one or more of the Companies for payments of such amounts was determined or taken into account with reference to the liability of any other person for any Tax period, and (c) liability of one or more of the Companies for the payment of any amounts as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in (a) or (b) as a result of any express or implied obligation to indemnify any other person.

                  (i) "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

                  (j) "TAX SHARING AGREEMENTS" means all existing Tax sharing agreements or arrangements (whether or not written) binding one or more of the Companies and any agreements or arrangements which afford any other Person or require or permit the transfer or assignment of income, revenues, receipts, or gains).

                  (k) "TAXING AUTHORITY" means any governmental authority, domestic or foreign, responsible for the imposition, assessment, enforcement or collection of any Tax.

                  (l) "TRANSFER TAXES" shall have the meaning set forth in
         SECTION 9.4(A).

                  (m) "WAGES" has the meaning given such term by Section 3401(a) of the Code.

         9.2 TAX REPRESENTATIONS AND SECTION 338(H)(10).

                  (a) TAX REPRESENTATIONS. Except as set forth in the Unaudited 1995 Statement (including the notes thereto) or on SCHEDULE 9.2(A), Seller represents and warrants to Buyer that:

                           (i) all Returns required to be filed with any Taxing
                  Authority with respect to any Pre-Closing Tax Period by or on behalf of the Companies have, to the extent required to be filed on or before the date hereof, been filed when due and the Taxes shown thereon as owing paid in full;

                           (ii) as of the time of filing, such Returns were
                  complete, true and correct;

                           (iii) SCHEDULE 9.2(A) lists all Returns and Tax
                  matters of the Companies that are currently the subject of an examination by a Taxing Authority. No statute of limitations has been waived, or extension of time granted, with respect to any Tax deficiency or Tax dispute involving any Taxes for which the Companies could be found liable;

                           (iv) there are no requests for rulings or
                  determinations in respect of any Tax or Tax Asset pending between the Companies and any Taxing Authority;

                           (v) none of the property owned or used by the
                  Companies is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended;

                           (vi) None of the Companies is a participant in any
                  transaction which is a Tax Shelter within the meaning of
                  Section 6111(c)(1) of the Code;

                           (vii) none of the Companies, nor any other person on
                  behalf of the Companies, has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Companies is currently a United States Real Property Holding Corporation as defined in Section 897(c)(2) of the Code;

                           (viii) there are no liens for Taxes upon the assets
                  of the Companies or any other member of the Group, except liens for current Taxes not yet due;

                           (ix) except as set forth in SECTION 9.4(B), the
                  Companies will not be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of the Companies for any Pre-Closing Tax Period;

                           (x) the Companies have not been a member of a Group
                  filing a consolidated federal income tax return other than one of which the Seller was the common parent;

                           (xi) a protective carryover election with respect to
                  acquisitions prior to January 20, 1994 has been filed in connection with each transaction previously consummated by the Companies that constituted a "qualified stock purchase" within the meaning of Section 338 of the Code; and

                           (xii) as of the date hereof none of the Companies is
                  a party to any Tax Sharing Agreements or other arrangements, written or unwritten, binding any of the Companies to pay to any person any amounts of the type described in clause (b) or
                  (c) of the definition of "Tax".

                           (xiii) The Seller is not a "foreign person" within
                  the meaning of Section 1445(f)(3) of the Code and the Treasury regulations promulgated thereunder.

                  (b) JURISDICTIONS. SCHEDULE 9.2(B) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax Return is filed by the Companies.

                  (c) SECTION 338(H)(10) ELECTION.

                           (i) Except as set forth herein, neither Purchaser,
                  Buyer, the Companies nor Seller shall make any elections or allocations, for federal, state or local income tax purposes pertaining to the transactions contemplated by this Agreement which are permitted by the regulations under Section 338(h)(10) of the Code which would have an adverse impact on the other party or any member of an affiliated Group of which such other party is a member without the prior written consent of such other party (which shall not be unreasonably withheld).

                           (ii) The Buyer (including the Purchaser) has not (and
                  will not) acquire any asset of Biola or Mid-way during the consistency period (as defined by Section 338(h)(4) of the Code).

                           (iii) Seller and Purchaser shall timely make a joint
                  election pursuant to Section 338(h)(10) of the Code and Treas. Reg. ss. 1.338(h)(10)-1T(d)(1) for both federal, state and local income tax purposes (where permissible) with respect to the purchase of the stock of ARI described herein whereby (y) ARI will be treated as having sold all of its assets in a single transaction as of the close of business on the Closing Date while a member of the Seller Group and (z) no gain or loss will be recognized to Seller with respect to the sale of its shares of ARI. The election under Section 338(h)(10) of the Code will not include the stock of Mid-way and Biola. The election will include the execution on the Closing Date and subsequent filing of Internal Revenue Service Form 8023 pursuant to the requirements as stated therein. The Purchaser and Buyer shall, within 150 days of the Closing Date, provide to Seller an allocation of the deemed purchase price among the assets of ARI (other than the stock of Biola and Mid-way computed in accordance with the following two sentences) in compliance with Temp. Treas. Reg. ss. 1.338(b)-2T(b). The parties acknowledge that ARI has recently acquired the stock of Mid-way and Biola and that values have remained relatively unchanged. The Seller, Purchaser and Buyer agree to allocate consideration to the Midway and Biola shares in an amount such that, for federal income tax purposes, Seller will not realize a loss that is disallowed under Treas. Reg. ss. 1.1502-20. Such allocation shall be deemed acceptable to Seller unless it notifies Purchaser and Buyer of any objections within 30 days of receipt of such allocation. If Seller, Purchaser and Buyer are unable to agree on such allocation within 210 days of the Closing Date, then Arthur Andersen L.L.P. or some other independent accounting firm mutually acceptable to the parties hereto shall make a binding determination with respect to such allocation, the fees and expenses of which shall be paid equally by Seller and Purchaser.

         9.3 TAX COVENANTS. Without the prior written consent of Buyer (which shall not be unreasonably withheld), neither the Seller nor any Affiliate of the Seller shall, to the extent it may affect or relate to the Companies, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax Asset of the Companies, Buyer or any member of the Buyer Group.

         9.4 OTHER TAX MATTERS.

                  (a) TRANSFER TAXES, ETC. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the sale of the stock of ARI or otherwise in connection with the transactions effected pursuant to this Agreement (collectively, the Transfer Taxes) shall be borne and paid by the Seller. Any increase in ad valorem taxes resulting from the transaction are solely the Buyer and Companies' responsibility, and shall not be charged to the Seller. To the extent permissible under Tax law or regulations, the Companies shall undertake all actions and file such returns or other forms or instruments as may be necessary to make payment of any Transfer Taxes due with respect to the sale of the stock of ARI prior to or on the Closing Date, and present evidence of such payment at the Closing Date to Buyer.

                  (b) MID-WAY SECTION 481 ADJUSTMENT. Seller and Buyer agree that any federal or state income taxes incurred in connection with any adjustment under Section 481(a) of the Code (or any similar provision of the Tax laws of any jurisdiction) relating to Mid-way's required change in accounting for tax purposes from the cash receipts and disbursements method to the accrual method (the "MID-WAY TAX ADJUSTMENT") shall be paid 50% by Seller and 50% by Buyer. To the extent the Mid-way Tax Adjustment is payable in one or more installments, such installments shall be payable first from Seller's 50% payment obligation, and thereafter from Buyer's 50% payment obligation. Seller further agrees that it shall (i) be solely responsible for payment of any and all penalty and interest incurred with respect to the Mid-way Tax Adjustment resulting from Mid-way's failure to timely change to the accrual method of accounting and/or report to any Taxing Authority the Mid-way Tax Adjustment and (ii) file or cause to be filed at the request of Buyer any forms, reports, returns (amended or otherwise) with the relevant Taxing Authority relating to the Mid-way Tax Adjustment and which is necessary to permit Mid-way or any Group in which Mid-way is a member to report such adjustment in more than one installment.

         9.5 COOPERATION ON TAX MATTERS.

                  (a) COOPERATION, ETC. From and after the Closing Date, Buyer, the Companies and Seller shall cooperate fully, as to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller and Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to the Companies and the Seller Group relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the Buyer so requests, the Seller shall allow the Buyer to take possession of books and records pertinent to the Companies.

                  (b) CERTIFICATES FROM OTHERS. Buyer and the Companies further agree, upon request, to use all reasonable efforts to timely obtain any certificate or other document from any governmental authority or customer of the Companies or any other Person as may be necessary to calculate, mitigate, reduce or eliminate any Tax that would or could be imposed (including, but not limited to, with respect to the transactions contemplated hereby, and calculation of the Transfer Taxes due for purposes of SECTION 9.4 hereof).

         9.6 FUTURE TAX RETURNS.

                  (a) PREPARATION OF FEDERAL INCOME TAX RETURNS FOR PRIOR YEAR. Seller shall prepare and file in a timely fashion, the United States consolidated corporate income tax return of the Seller Group for the period ended August 31, 1995. Such return shall include the results of operations of the Companies for the period ending on the Closing Date, as well as all income recognized as a result of the election by Purchaser and Seller under Code Section 338(h)(10). Seller shall pay or discharge any and all federal income taxes, assessments, interest, penalties or deficiencies reflected on such return, including the tax liability of any member or former member of the Seller Group, however measured, for which the Companies may be held liable.

                  (b) PREPARATION OF OTHER RETURNS. Seller shall cause the timely preparation and filing of all applicable Tax Returns of the Companies where the taxable year cuts off on or before the Closing Date. Buyer shall timely prepare and file, or cause the Companies to timely prepare and file, all other applicable tax returns of Buyer and the Companies which relate to Pre-Closing Tax Periods or which relate to Post-Closing Tax Periods to the extent the tax year of such return does not cut off on the Closing Date. The Companies shall pay or cause to be paid any and all Taxes due as a result of the Tax Returns or reports required to be filed pursuant to the immediately preceding sentence. Buyer shall permit Seller or its representatives to review the Tax Returns which Buyer has prepared pursuant to this SECTION 9.6(B), and the documentation related thereto, prior to filing such returns if any reimbursement or indemnification is requested of Seller by any of the Companies (or the Buyer); in the event Seller prepares any Tax Returns with respect to the Companies, Buyer shall have the same such rights of review.

                  (c) COMPUTATIONS, ETC. With respect to all Tax periods including periods ending on or before the Closing Date, the Seller Group, Purchaser, Buyer, and the Companies will make all computations, allocations, determinations and elections affecting the Seller Group and the Companies and in accordance with the provisions of the Treasury regulations promulgated under Section 338 and 1502 of the Code and other Tax rules.

                  (d) ADMINISTRATION. Except as provided in SECTION 7.5, Seller shall be responsible for the administration of any audit or other proceeding involving a Pre-Closing Tax Period which involves a Tax liability of the Companies.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 PRESERVATION OF BOOKS AND RECORDS. For a period of five years after the Closing Date (or with respect to Taxes the applicable statute of limitations, including extensions relating to the federal or state tax liabilities of the Companies), Buyer shall (i) preserve and retain the corporate, accounting, legal, auditing and other books and records and files of the Companies (including, but not limited to, any documents relating to any governmental or non-governmental actions, suits, proceedings or investigations) relating to the conduct of the business and operations of the Companies prior to the Closing Date and (ii) make such books and records available at the then current administrative headquarters of the Companies to the Seller, and its officers, employees and agents, upon reasonable notice and at reasonable times during normal business hours, it being understood that the Seller shall be entitled to make copies of any such books and records as they shall deem necessary, subject to Seller's obligation to keep such information confidential. The Buyer agrees to permit representatives of the Seller to meet with employees of the Buyer or the Companies on a mutually convenient basis in order to enable the Seller to obtain additional information and explanations of any materials provided pursuant to this Section.

         10.2 INSURANCE. The Companies shall promptly upon request of the Seller reimburse it with respect to any payments Seller is required to make to any insurance company with respect to any claims paid by its insurance companies with respect to any of the Companies, all of which known claims are described by type in SCHEDULE 10.2. hereto. With respect to any reimbursement by the Companies under this section, the Companies shall have the right to negotiate settlements with the claimants to the same extent Seller or its Affiliates currently have such right, and Seller and such Affiliates agree to reasonably cooperate with the Companies in connection therewith.

         10.3 CERTAIN DEFINITIONS. As used in this Agreement, each of the following terms has the meanings set forth below:

                  (a) "AFFILIATE" when used to indicate a relationship with any Person, means: (i) any corporation or organization of which such Person is an officer, director or partner or is directly or indirectly the beneficial owner of at least 10% of the outstanding shares of any class of equity securities or financial interest therein;
         (ii) any trust or other estate in which such Person has a beneficial interest or as to which such Person serves as trustee or in any similar fiduciary capacity; or (iii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of, such Person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of or influence the management and policies of a Person, whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such Person, or otherwise.

                  (b) "AGREEMENT" means and includes this Agreement and the schedules and exhibits hereto.

                  (c) "ARI SHARES" means at any date all of the shares of the ARI Stock issued and outstanding on such date.

                  (d) "ARI STOCK" means the capital stock of ARI as authorized by its charter documents, as amended.

                  (e) "ARTI PARTNERS I LIMITED" means ARTI Partners I Limited, a Texas limited partnership, to be formed on or before the Closing Date.

                  (f) "ARTI PARTNERS II L.L.C." means ARTI Partners II L.L.C., a Texas limited liability company, to be formed on or before the Closing Date.

                  (g) "BIOLA SHARES" means at any date all of the shares of the Biola Stock issued and outstanding on such date.

                  (h) "BIOLA STOCK" means the capital stock of Biola as authorized by its charter documents, as amended.

                  (i) "BUSINESS LAWS" means all Laws relating to the establishing, owning, operating, managing, maintaining, improving or conducting a glass recycling and processing business.

                  (j) "CLAIMS" means any claims, demands, actions, costs, damages, losses, diminution in value, expenses, obligations, liabilities, recoveries, judgments, settlements, suits, proceedings, causes of action or deficiencies, including interest, penalties (including civil and criminal penalties) and reasonable attorneys' fees.

                  (k) "EMPLOYMENT AGREEMENTS" means the Employment Agreements dated as of the Closing Date which shall be mutually satisfactory to Buyer and I.T. Corley and Steven Bowles, respectively.

                  (l) "ENCUMBRANCE" means any security interest, mortgage, deed of trust, pledge, lien, or other encumbrance of any nature whatsoever.

                  (m) "ENVIRONMENTAL AGREEMENT" means the Environmental Agreement dated as of the Closing Date in substantially the form of
         EXHIBIT 10.3(M), between Buyer and Seller.

                  (n) "ENVIRONMENTAL LAWS" mean all Laws relating to protection of the environment, including, without limitation, health and chemical use Laws, and Laws governing the on or off-site use, storage, treatment, recycling, generation, transportation, processing, handling, production or disposal of Hazardous Substances or sanitary (non-hazardous) substances or waste, including, without limitation, garbage, refuse or other similar substances.

                  (o) "GOVERNMENTAL AUTHORITY" means any federal, state, county, municipal, or other local governmental body, legislature, agency, commission, board, department, court or other governmental authority, and includes, without limitation, the Federal Trade Commission, the Environmental Protection Agency, the Interstate Commerce Commission, the Occupational Safety and Health Administration, and the Internal Revenue Service.

                  (p) "HAZARDOUS SUBSTANCE" means (i) any flammable explosives, radon, radioactive materials, asbestos, polychlorinated biphenyls, benzene, petroleum and petroleum products, methane, or (ii) hazardous materials, hazardous wastes, biomedical wastes, hazardous or toxic substances or related materials defined as such in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.) ("RCRA"), or any other Environmental Laws.

                  (q) "HINSON ACCOUNTS RECEIVABLE" means the Companies' accounts receivable in the aggregate amount of $45,135 comprised of the following receivables: (i) $30,325 for Hinson Recycling, Inc., (ii) $5,000 for Dale Hinson Trucking, Inc., (iii) $5,000 for Dale Hinson,
         (iv) $4,000 for Dennis Hinson, and (v) $810 for Robert Hinson.

                  (r) "LAWS" mean any applicable statute, law, code, ordinance, rule, regulation, order, permit, license, certificate, writ, judgment, injunction or decree promulgated by any Governmental Authority.

                  (s) "MATERIAL ADVERSE EFFECT" means any loss with respect to any of the Companies exceeding the amount of $75,000. For the purposes of this definition, the word "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, loss of income, liabilities, fines, penalties, costs and expenses paid or incurred, or more likely than not to be paid or incurred, or diminution in value of any kind or character that are more likely than not to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, any legal or other expenses reasonably incurred or more likely than not to be incurred in connection with investigating or defending any demands, claims, actions or causes of actions that, if adversely determined, would likely result in losses, and amounts paid in settlement of claims or in actions.

                  (t) "MID-WAY SHARES" means at any date all of the shares of the Mid-way Stock issued and outstanding on such date.

                  (u) "MID-WAY STOCK" means the capital stock of Mid-way as authorized by its charter documents, as amended.

                  (v) "NEWCO SHARES" means at any date all of the shares of Newco Stock issued and outstanding on such date.

                  (w) "NEWCO STOCK" means the capital stock of Newco as authorized by its charter documents, as amended.

                  (x) "PERSON" means an individual, corporation, limited liability company, partnership, limited partnership, joint venture, joint stock company, firm, company, syndicate, trust, estate, association, Governmental Authority, business, organization or any other incorporated or unincorporated entity.

                  (y) "PERMITTED ENCUMBRANCES" means:

                           (i) Encumbrances described in the Disclosure
                  Schedule;

                           (ii) Encumbrances, easements, rights-of-way and
                  imperfections to title which do not materially impair the utility or value of the property to which they attach;

                           (iii) inchoate common law, statutory or
                  constitutional liens, and liens for taxes and assessments which are not due or are being contested in good faith; and

                           (iv) Encumbrances contained in the title policies to
                  be obtained by Buyer or its lenders in connection herewith (which shall be reasonably acceptable to Buyer in accordance with this Agreement).

                  (z) "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Closing Date in substantially the form of EXHIBIT 10.3(Z), among Buyer, Equus, Seller and ARI Partnership, Ltd.

                  (aa) "SERIES A PREFERRED STOCK" means the Series A Preferred Stock of Buyer to be issued by Equus Acquisition to Seller at the Closing in accordance with the terms of such series as set forth in
         EXHIBIT 10.3(AA).

                  (bb) "SOLID WASTE" means those materials or substances defined as "solid waste" in CERCLA, RCRA or other Environmental Laws.

                  (cc) "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement dated as of the Closing Date in the form as set forth in
         EXHIBIT 10.3(CC) hereto.

                  (dd) "STOCK" means collectively the ARI Shares, the Mid-way Shares and the Biola Shares.

                  (ee) "SUBLEASE" means the Sublease Agreement dated as of the Closing Date in a form mutually agreed upon between Seller and ARI.

                  (ff) "12% SUBORDINATED NOTE" means the 12% Subordinated Note due 2000 of Equus Acquisition dated as of the Closing Date in substantially the form of EXHIBIT 10.3(FF), to be issued by Equus Acquisition to Seller at the Closing.

                  (gg) "VOTING AGREEMENT" means the Voting Agreement dated as of the Closing Date in substantially the form of EXHIBIT 10.3(GG), among Buyer, Equus, Seller, ARTI Partners I Limited and ARTI Partners II L.L.C..

                  (hh) "WARRANT" means the Stock Purchase Warrant dated as of the Closing Date in substantially the form of EXHIBIT 10.3(HH), to be issued by Equus Acquisition to Seller at the Closing.

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         10.4 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby, including, without limitation, the transfer to Buyer of the entire legal and beneficial ownership of the Newco Shares, free and clear of all Encumbrances.

         10.5 PUBLIC ANNOUNCEMENTS. Except as mutually agreed, neither Buyer, Seller nor any of their respective Affiliates or agents shall issue any press release or public announcement regarding the execution of this Agreement or the transactions contemplated hereby, unless in the reasonable judgment of such Person such release is required by applicable securities laws, provided the other party shall have a reasonable opportunity to review such release prior to issuance.

         10.6 EXPENSES. Buyer shall bear its own legal and accounting fees, and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement, and consummation of the transactions contemplated hereby. Except with respect to the legal and investment banking fees, costs and expenses of Seller, at Closing the Companies shall pay or reimburse Seller for all reasonable out-of-pocket fees and expenses incurred by Seller in connection with the negotiation, execution and delivery of this Agreement, and consummation of the transactions contemplated hereby.

         10.7 NOTICES AND WAIVERS. Any notice, instruction, authorization, request, demand or waiver hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the address indicated beneath their respective signatures on the execution pages of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other parties in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

         10.8 CERTAIN REFERENCES. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular article, section or paragraph. The terms "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted.

         10.9 SUCCESSORS AND ASSIGNS. This Agreement shall bind, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and if an individual, by his executors, administrators, and beneficiaries of his estate by will or the laws of descent and distribution. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party.

         10.10 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and of the United States applicable in Texas, excluding, however any rule of conflict-of-laws that would direct or refer the resolution of any issue to the laws of any other jurisdiction. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the

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negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule that an agreement shall be construed against the draftsman shall have no application in the con struction or interpretation of this Agreement.

         10.11 DISPUTE RESOLUTION; SEVERABILITY; JUDICIAL MODIFICATION. Except as otherwise contemplated by SECTION 8.6, any dispute arising out of, or in connection with any term or provision of this Agreement shall be resolved by binding arbitration in Houston, Texas in accordance with the Commercial Rules of the American Arbitration Association then in effect, and judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. All costs and expenses, including attorneys' fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein. If a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in ARTICLE 8 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and the parties agree to request the court to exercise such power, and, as so reduced or modified, the parties hereto agree that the restrictions of ARTICLE 8 shall remain in full force and effect, shall be enforceable and shall be enforced.

         10.12 AMENDMENT AND ENTIRETY. This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto. This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. Except as expressly permitted by this Agreement, the contents of schedules and exhibits hereto shall not be deemed to negate or modify any representation, warranty, covenant or agreement contained in this Agreement. Without limiting the generality of the preceding sentence, any representation, warranty, covenant or other agreement contained in any document, instrument or agreement delivered pursuant hereto or entered into in connection herewith is made in addition to, and not in lieu of, any representation, warranty, covenant or other agreement contained herein.

         10.13 GUARANTEE BY EQUUS. Equus hereby guarantees the obligations, agreements and undertakings of Buyer up to and including the Closing Date. In no event shall Equus' obligation under this Section 10.13 extend beyond the Closing Date.

         10.14 RIGHTS OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and assigns, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

         10.15 TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

         10.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, this Stock Purchase Agreement is executed and delivered as of the date first above written.

                                  BUYER:

                                  EQUUS ACQUISITION COMPANY

                                  By: /s/ RANDALL B. HALE
                                  Name:   Randall B. Hale
                                  Title:  Vice-President

                                  Address:          2929 Allen Parkway
                                                    Twenty Fifth Floor
                                                    Houston, Texas 77019
                                                    Attn: Nolan Lehmann
                                  Telecopy:         (713) 529-9545

                                  EQUUS BORROWING COMPANY

                                  By: /s/ RANDALL B. HALE
                                  Name:   Randall B. Hale
                                  Title:  Vice-President

                                  Address:          2929 Allen Parkway
                                                    Twenty Fifth Floor
                                                    Houston, Texas 77019
                                                    Attn: Nolan Lehmann
                                  Telecopy:         (713) 529-9545

                                  PARENT:

                                  EQUUS II INCORPORATED

                                  By: /s/ RANDALL B. HALE
                                  Name:   Randall B. Hale
                                  Title:  Vice-President

                                  Address:          2929 Allen Parkway
                                                    Twenty Fifth Floor
                                                    Houston, Texas 77019
                                                    Attn: Nolan Lehmann
                                  Telecopy:         (713) 529-9545

                                       35

                                  SELLER:

                                  ALLWASTE, INC.

                                  By: /s/ DARREN B. MILLER
                                  Name:   Darren B. Miller
                                  Title:  Vice-President/Controller

                                  Address:          5151 San Felipe, Suite 1600
                                                    Houston, Texas 77056
                                                    Attn: Robert M. Chiste
                                  Telecopy No.      (713) 625-7059

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